Operating Agreement

This Operating Agreement (hereinafter referred to as “this Agreement”) is entered into in ShenZhen on February 08, 2007 between the following parties:

Party A: JingWei HengTong Technology (ShenZhen)  Co., Ltd. (经纬恒通科技（深圳）有限公司 )
Registration Address: Room 1605 B,Tianan Hi-tech Plaza Tower A,Tian An Cyber Park,Futian District,Shenzhen,China

Party B: ShenZhen JingWei Communication Co., Ltd.(深圳经纬通信技术有限公司)
Registration Address: Tianxiang Building Block A 13th, Tian An Cyber Park, Futian District, Shenzhen.

PARTY C: Mr. JianGuo Du
ID No. 310104640815041

PARTY D: Ms. AiLing Yin
ID No. 310104660918042

PARTY E: Ms. GuiLing Yin
ID No. 410802640601252

WHEREAS:

1.  Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the People’s Republic of China (the “PRC”) law, which has the technology expertise and the practical experience on the development and design of computer software, and rich experience and professional technicians on information technology and services;

2.  Party B is a limited liability company duly incorporated and validly existing under the PRC law, which is licensed by relevant government authorities to engage in the internet information service value-added telecommunication service;

3.  Party C, Party D and Party E are shareholders of Party B, in which Party C owns 90%, Party D owns 8% and Party E owns 2% equity interests of Party B;

4.  Party A has established a business relationship with Party B by entering into the amended and restated “Exclusive Technology Consulting Services Agreement” (hereinafter referred to as the “Services Agreement”), Intellectual Property Agreement;

5.  Pursuant to the above-mentioned agreements between Party A and Party B, that Party A shall carry the operation cost raised from operating of Party B, and Party B shall pay all incomes from main business operations to Party A, the relevant payable account has not been paid yet and the daily operation of Party B will have a material effect on its capacity to pay such payable account to Party A;

Operating Agreement

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.  Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, as the guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as the counter-guarantee, to pledge the receivable account in its operation and the whole assets of company to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B, Party C, Party D and Party E shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.  In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party C, Party D and Party E hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the company’s operation (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such agreements) unless the obtainment of a prior written consent from Party A, including but not limited to the following contents:

2.1  borrow money from any third party or assume any debt;

2.2  To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

2.3  To provide real guarantee for any third party with its assets or intellectual property rights;

2.4  To assign to any third party its business agreements.

3.  In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C, Party D and Party E hereby jointly agree to accept, from time to time, the corporate policy advise and guidance provided by Party A in connection with company’s daily operating and financial management and the employment and dismissal of the company’s employees.

4.  Party B together with its shareholders Party C, Party D and Party E hereby jointly agree that Party C, Party D and Party E shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

Operating Agreement

5.  Party B together with its shareholders Party C, Party D and Party E hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.  In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.
7.  Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.  If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

9.  Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.  All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

11.  This Agreement shall be governed by and construed in accordance with the PRC law.

12.  The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

13.  This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously. Party A and Party B’s rights and obligations under the Agreement on Operation Cost shall be terminated simultaneously upon the effectiveness of this Agreement.

Operating Agreement

14.  Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.  The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.  This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

17.  The original of this Agreement is in five (5) copies, each party holds one and all original are equally valid.

IN WITNESS THEREOF each party hereto have caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

Party A: JingWei HengTong Technology (ShenZhen)  Co., Ltd.
Authorized Representative:

Seal:

Party B: ShenZhen JingWei Communication Co., Ltd.
Authorized Representative:

Seal:

PARTY C: Mr. JianGuo Du

Signature:

PARTY D: Ms. AiLing Yin

Signature:

PARTY E: Ms. GuiLing Yin

Signature: